Exhibit 99.1

Andrew J. McKelvey Resigns

From Monster Worldwide Board of Directors

New York, October 30, 2006 — Monster Worldwide Inc, (NASDAQ:MNST) today announced that Andrew J. McKelvey has resigned effective immediately as a member of the Board of Directors and as Chairman Emeritus. Mr. McKelvey’s counsel advised the Special Committee of the Board reviewing stock option grants that Mr. McKelvey had declined to be interviewed on the previously scheduled date and would not provide assurance that he would appear at a later date.

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers and recruitment resource. Headquartered in New York with approximately 4,600 employees in 35 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and NASDAQ 100. More information about Monster Worldwide is available at www.monsterworldwide.com.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Monster Worldwide, Inc.’s strategic direction, prospects and future results. Certain factors, including factors outside of Monster Worldwide’s control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which Monster Worldwide operates, risks associated with acquisitions, competition, seasonality and the other risks discussed in Monster Worldwide’s Form 10-K and other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

Contacts:

Investors:

Robert Jones

(212) 351-7032

robert.jones@monsterworldwide.com

Media:

Kathryn Burns

(212) 351-7063

kathryn.burns@monsterworldwide.com

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